UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 11, 2017

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On December 11, 2017, Griffin Industrial Realty, Inc. (“Griffin” or “Registrant”) issued a press release announcing that in its fiscal 2017 fourth quarter, it entered into the following leasing transactions in New England Tradeport (“NE Tradeport”), Griffin’s industrial park in Windsor and East Granby, Connecticut: (i) a previously announced build-to-suit lease (the “BTS Lease”) for an approximately 234,000 square foot industrial/warehouse building (the “BTS Building”); (ii) a new lease of approximately 39,000 square feet of industrial/warehouse space; and (iii) a lease extension for approximately 24,000 square feet of industrial/warehouse space.

The BTS Lease is with an investment grade tenant that intends to use the BTS Building for the distribution of auto parts. The BTS Lease, which has a term of twelve years and six months, will commence upon completion of construction of the BTS Building.  Griffin recently obtained the required governmental approvals for construction of the BTS Building and expects to commence construction in the fiscal 2018 first quarter, with completion and lease commencement expected in the second half of fiscal 2018.  The new lease of approximately 39,000 square feet fills space previously vacated by a tenant’s relocation into approximately 74,000 square feet of the approximately 137,000 square foot NE Tradeport industrial/warehouse building that was built, on speculation, in fiscal 2017 and placed in service near the end of the fiscal 2017 fourth quarter.

In fiscal 2017, Griffin’s real estate portfolio increased as a result of the third quarter acquisition of an approximately 277,000 square foot industrial/warehouse building in North Carolina and construction of the approximately 137,000 square foot NE Tradeport industrial/warehouse building. During fiscal 2017, Griffin entered into new leases aggregating approximately 295,000 square feet of industrial/warehouse space and extended leases aggregating approximately 361,000 square feet of industrial/warehouse space. Also in fiscal 2017, two leases aggregating approximately 35,000 square feet of office/flex space expired, with a new lease of approximately 23,000 square feet replacing one of the two expired leases that were not renewed. Griffin also extended two leases aggregating approximately 25,000 square feet of office/flex space in fiscal 2017.

As of November 30, 2017, Griffin’s industrial/warehouse portfolio of approximately 3,277,000 square feet (88% of Griffin’s total square footage), comprising approximately 1,817,000 square feet in the Hartford, Connecticut area, 1,183,000 square feet in the Lehigh Valley of Pennsylvania and 277,000 square feet in North Carolina, was 98% leased (essentially fully leased other than the approximately 63,000 square foot vacancy in the NE Tradeport building that was placed in service near the end of fiscal 2017). Griffin recently started construction, on speculation, of an approximately 134,000 square foot industrial/warehouse building in the Lehigh Valley on land purchased in the fiscal 2017 third quarter. This new building is expected to be completed in the fiscal 2018 third quarter. As of November 30, 2017, Griffin’s total real estate portfolio of approximately 3,710,000 square feet was 95% leased, as compared to a total portfolio of approximately 3,297,000 square feet that was 93% leased at the end of fiscal 2016. The BTS Building and BTS Lease are not reflected in the fiscal 2017 portfolio square footage, occupancy and leasing results above, but will be included in Griffin’s fiscal 2018 leasing results after the BTS Building is completed and the BTS Lease commences.

A copy of Griffin’s December 11, 2017 press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Registrant’s December 11, 2017 Press Release (attached hereto).

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the tenant’s use of the BTS Building, the timing of the commencement and completion of construction of the BTS Building and the commencement of the BTS Lease; the timing of the completion of construction of the new building in the Lehigh Valley; and the inclusion of the BTS Lease in Griffin’s fiscal 2018 leasing results. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in these forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements include the risk that construction of the BTS Building and the new building in the Lehigh Valley may not commence or be completed when expected, or at all, and the important factors described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Information” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016.Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: December 11, 2017